Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
Or Thomas J. Madden	KCSA Strategic Communications
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports First Quarter 2008 Results Including Adjusted EBITDA of $2.8 Million and Net Income
of $0.4 Million
- — -
Service Fee Revenue Increases 23%, eCOST.com Revenue Increases 29%
- — -
Board of Directors Approves 1 for 4.7 Reverse Split of Common Stock
PLANO, Texas, May 13, 2008 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the first quarter ended March 31, 2008.
Summary of consolidated results for the first quarter ended March 31, 2008:
•	Total reported revenue was $118.5 million, compared to $104.4 million for the first quarter of 2007;
•	Service fee revenues increased 23% and eCOST.com revenue increased 29% compared to the same period in the prior year;
•	Adjusted EBITDA (as defined) was $2.8 million versus $0.8 million for the same period in the prior year;

•	Net income, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $0.4 million or $0.01 per basic and diluted share, compared to a net loss of $2.4 million, or $0.05 per basic and diluted share, for the first quarter of 2007;

•	Non-GAAP net income (as defined) was $0.8 million or $0.02 per basic and diluted share, compared to a non-GAAP net loss of $1.9 million, or $0.04 per basic and diluted share, for the first quarter of 2007;

•	Merchandise sales (as defined) totaled approximately $777 million for the first quarter of 2008 versus approximately $650 million for the same period in the prior year, an increase of 20%;

•	Total cash, cash equivalents and restricted cash remains solid and equaled $17.9 million as of March 31, 2008.
Mark Layton, Chairman and Chief Executive Officer of PFSweb, stated, “During the first quarter of 2008, we experienced measurable growth across each of our businesses year-over-year. We believe that having a strong roster of clients and customers in multiple industries has helped us achieve this growth despite weaker macroeconomic conditions in the U.S. In addition, this quarter represents the fourth consecutive quarter of profitability. These results are a testament to the sustained momentum that we have built over the last 12 months.”
Summary of results by business:
Service Fee Business:
For the first quarter of 2008, Service Fee revenue increased 23% to $20.8 million, compared with $17.0 million for the same period in 2007. The Service Fee business reported Adjusted EBITDA of $1.6 million for the first quarter of 2008, compared to $0.3 million for the same period in the prior year period.
Mike Willoughby, President of PFSweb’s Services Division, commented, “The growth in our Service Fee business reflects revenue from several new clients that were signed over the past 18 months and are now fully implemented. We also benefited from incremental project work and a modified contract arrangement with one of our largest service fee clients. We continue to be excited about our growth opportunities in this business. In addition to winning the new contract announced earlier today with an iconic brand name company, we maintain a robust pipeline of pending proposals currently valued based on client projections at approximately $35 million.”
Supplies Distributors Business:
For the first quarter of 2008, Supplies Distributors revenue was $62.3 million, compared to $58.8 million for the same period in the prior year. Adjusted EBITDA was $1.7 million for the first quarter of 2008, compared to $1.4 million for the same period in the prior year.
Mr. Willoughby continued, “Our Supplies Distributors business experienced a 6 percent increase in revenue for the quarter. This business continues to contribute steady Adjusted EBITDA and net income performance. In mid 2007, the core client that is supported by the Supplies Distributors business was merged into a joint venture. Since this time we have worked closely with the client’s management team and continue to support this successful, long-term relationship.”
eCOST.com Business:
For the first quarter of 2008, eCOST.com revenue increased 29% to $28.0 million, compared to $21.6 million in the same quarter of 2007. Adjusted EBITDA for eCOST.com in the quarter was a loss of $0.5 million, a significant improvement as compared to a loss of $0.9 million in the same quarter of 2007.
Mr. Layton continued, “We are pleased with the 29% increase in revenue that eCOST.com reported for the first quarter. In April 2008, we fully launched at eCOST.com the ‘For the Home’ and ‘Sports and Leisure’ stores. Our growth strategy, for both revenue and gross profit percentage expansion, includes the broadening of our product offering targeted to widen our customer reach and to improve our gross margin mix. The addition of more than 60,000 new products in these two new stores is a solid step forward in implementing this strategy. eCOST.com also recently launched a significant site feature and functionality upgrade, the 3rd such major upgrade since early 2006, that is designed to further improve ease of use, navigation capabilities and cross sell and up-sell capabilities.

Reverse Split
PFSweb announced that its Board of Directors approved a reverse split of the issued and outstanding shares of the Company’s common stock. The reverse split will consist of a 1-for-4.7 reverse split of the common stock and will be effective as of June 2, 2008. PFSweb stockholders approved a reverse stock split up to 1-for-6 at the Company’s 2007 Annual Meeting of Stockholders.
“Given the continued underperformance of our shares relative to our business performance, the Board of Directors authorized a 1-for 4.7 reverse stock split at its last meeting. This decision came only after careful deliberation and consideration of the potential risks and rewards of this course of action. By overcoming the challenges associated with trading below $1 through a reverse stock split, the Board believes that the Company will have a better chance to properly reflect the value that has been built into the business over the last 12-18 months,” concluded Mr. Layton.
Significant operating events for first quarter of 2008 year-to-date:
•	Service Fee Business signed two new clients totaling $8 to $10 million in annualized service fee revenue, based on client projections once fully implemented. This includes the previously reported new contract with The Discovery Channel Store, Inc., as well as a new contract with an iconic brand retailer scheduled to be implemented in the first quarter of 2009.

•	Service Fee Business signed extensions with two large brand name clients with an aggregate value of both deals estimated to be approximately $18 million, based on current client projections, over the terms of the agreements.

•	eCOST.com added 60,000 products from many leading brands in “For the Home” and “Sports and Leisure” categories via a Virtual Warehouse (“VW”) relationship.

•	eCOST.com integrated PayPal Express Checkout to provide customers an additional alternative payment option.

•	PFSweb completed the renewals, extensions or amendments on certain of its asset-based financing facilities for its Service Fee and Supplies Distributors business segments with terms that are generally similar to or improved from prior agreements.

•	In February 2008 PFSweb and Demandware launched a next-generation solution for end-to-end eCommerce. Competitively, we believe that this combination provides one of the most compelling single source eCommerce outsourcing solutions available in the industry. This strategically important partnership collectively empowers online retailers and brands with total control over their entire shopping experience and a continuous competitive differentiation.
Financial Guidance for Fiscal Year 2008
PFSweb is currently targeting total consolidated revenues, excluding pass-through revenues, of approximately $445 million to $475 million and consolidated Adjusted EBITDA of $10-$12 million for calendar year 2008. Non-GAAP net income, which excludes the impact of stock-based compensation and amortization of identifiable intangible assets, is targeted to be approximately $1-$3 million for 2008.

Conference Call Information
Management will host a conference call at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on May 13, 2008 to discuss the latest corporate developments and results. To listen to the call, please dial (888) 694-4728 and enter the pin number (43871715) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through June 13, 2008 at (800) 642-1687, pin number (43871715). The replay also will be available at the Company’s website for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), and Adjusted EBITDA.
Non-GAAP net income represents net income calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense and amortization of identifiable intangible assets.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation and merger integration related expenses.
Non-GAAP net income, EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry, as the calculation of non-GAAP net income eliminates the effect of stock-based compensation and amortization of intangible assets and EBITDA and Adjusted EBITDA further eliminates the effect of financing, income taxes, the accounting effects of capital spending and certain other merger related expenses, which items may vary from different companies for reasons unrelated to overall operating performance.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
Merchandise Sales
Merchandise sales represent the estimated value of all fulfillment activity that flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.

About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, CHiA’SSO, MARS Drinks North America, Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp., Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name merchandise for consumers and small to medium size business buyers. Through its website, www.ecost.com, and its catalog, eCOST.com sells approximately 170,000 different products from leading manufacturers such as Sony, JVC, Canon, Hewlett-Packard, Garmin, Panasonic, Toshiba, Microsoft, Kitchen Aid, Panasonic, Black & Decker, Cuisinart, Coleman, Wilson and Nike.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2007 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM and Infoprint Solutions; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; potential delisting; the impact of our planned reverse stock split; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; our ability to successfully the anticipated benefits of the merger: eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2008	2007
REVENUES:
Product revenue, net	$90,291	$80,457
Service fee revenue	20,812	16,962
Pass-thru revenue	7,366	6,988

Total revenues	118,469	104,407

COSTS OF REVENUES:
Cost of product revenue	83,979	74,771
Cost of service fee revenue	13,844	12,664
Cost of pass-thru revenue	7,366	6,988

Total costs of revenues	105,189	94,423

Gross profit	13,280	9,984

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,094	11,201
MERGER INTEGRATION EXPENSE	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	202	204

Total operating expenses	12,296	11,555

Income (loss) from operations	984	(1,571)
INTEREST EXPENSE, NET	330	584

Income (loss) before income taxes	654	(2,155)
INCOME TAX PROVISION	240	206

NET INCOME (LOSS)	$414	$(2,361)

NON-GAAP NET INCOME (LOSS)	$817	$(1,948)

NET INCOME (LOSS) PER SHARE:
Basic	$0.01	$(0.05)

Diluted	$0.01	$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	46,492	46,475

Diluted	47,199	46,475

EBITDA	$2,565	$423

ADJUSTED EBITDA	$2,766	$782

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2007.

PFSweb, Inc. and Subsidiaries
Reconciliation of certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2008	2007
NET INCOME (LOSS)	$414	$(2,361)
Income tax expense	240	206
Interest expense	330	584
Depreciation and amortization	1,581	1,994

EBITDA	$2,565	$423
Stock-based compensation	201	209
Merger integration related expenses	—	150

ADJUSTED EBITDA	$2,766	$782

	Three Months Ended
	March 31,
	2008	2007
NET INCOME (LOSS)	$414	$(2,361)
Stock-based compensation	201	209
Amortization of identifiable intangible assets	202	204

NON-GAAP NET INCOME (LOSS)	$817	$(1,948)

NET INCOME (LOSS) PER SHARE:
Basic	$0.01	$(0.05)

Diluted	$0.01	$(0.05)

NON-GAAP NET INCOME (LOSS) Per Share:
Basic	$0.02	$(0.04)

Diluted	$0.02	$(0.04)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	March 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,721	$14,272
Restricted cash	4,166	2,021
Accounts receivable, net of allowance for doubtful accounts of $1,205 and $1,483 at March 31, 2008 and December 31, 2007, respectively	43,666	48,493
Inventories, net of reserves of $2,278 and $2,080 at March 31, 2008 and December 31, 2007, respectively	50,539	46,392
Other receivables	14,901	10,372
Prepaid expenses and other current assets	3,356	2,608

Total current assets	130,349	124,158

PROPERTY AND EQUIPMENT, net	11,412	11,918
IDENTIFIABLE INTANGIBLES	5,623	5,824
GOODWILL	15,362	15,362
OTHER ASSETS	845	911

Total assets	163,591	158,173

LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$13,683	$22,238
Trade accounts payable	72,560	56,975
Accrued expenses	20,727	22,438

Total current liabilities	106,970	101,651

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	5,313	6,378
OTHER LIABILITIES	1,167	1,302
Total liabilities	113,450	109,331

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized; 46,579,564 and 46,574,189 shares issued at March 31, 2008 and December 31, 2007, respectively; and 46,493,264 and 46,487,889 outstanding as of March 31, 2008 and December 31, 2007, respectively	47	47
Additional paid-in capital	92,292	92,084
Accumulated deficit	(45,324)	(45,738)
Accumulated other comprehensive income	3,211	2,534
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	50,141	48,842
Total liabilities and shareholders’ equity	$163,591	$158,173

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended March 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$62,322	$27,969	$—	$90,291
Service fee revenue	20,812	—	—	—	20,812
Service fee revenue — affiliate	2,151	—	—	(2,151)	—
Pass-thru revenue	7,366	—	—	—	7,366

Total revenues	30,329	62,322	27,969	(2,151)	118,469

COSTS OF REVENUES:
Cost of product revenue	—	58,252	25,727	—	83,979
Cost of service fee revenue	14,551	—	—	(707)	13,844
Cost of pass-thru revenue	7,366	—	—	—	7,366

Total costs of revenues	21,917	58,252	25,727	(707)	105,189

Gross profit	8,412	4,070	2,242	(1,444)	13,280

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,313	2,418	2,807	(1,444)	12,094
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	202	—	202

Total operating expenses	8,313	2,418	3,009	(1,444)	12,296

Income (loss) from operations	99	1,652	(767)	—	984
INTEREST EXPENSE (INCOME), NET	(60)	389	1	—	330

Income (loss) before income taxes	159	1,263	(768)	—	654
INCOME TAX PROVISION (BENEFIT)	(195)	435	—	—	240

NET INCOME (LOSS)	$354	$828	$(768)	$—	$414

NON-GAAP NET INCOME (LOSS)	$555	$828	$(566)	$—	$817

EBITDA	$1,434	$1,656	$(525)	$—	$2,565

ADJUSTED EBITDA	$1,635	$1,656	$(525)	$—	$2,766

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$354	$828	$(768)	$—	$414
Income tax expense (benefit)	(195)	435	—	—	240
Interest expense (income)	(60)	389	1	—	330
Depreciation and amortization	1,335	4	242	—	1,581

EBITDA	$1,434	$1,656	$(525)	$—	$2,565
Stock-based compensation	201	—	—	—	201

ADJUSTED EBITDA	$1,635	$1,656	$(525)	$—	$2,766

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$354	$828	$(768)	$—	$414
Stock-based compensation	201	—	—	—	201
Amortization of intangible assets	—	—	202	—	202

NON-GAAP NET INCOME (LOSS)	$555	$828	$(566)	$—	$817

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of March 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,085	$2,580	$56	$—	$13,721
Restricted cash	1,575	1,643	948	—	4,166
Accounts receivable, net	19,235	22,289	2,407	(265)	43,666
Inventories, net	—	43,010	7,529	—	50,539
Other receivables	14	14,887	—	—	14,901
Prepaid expenses and other current assets	1,626	1,514	216	—	3,356

Total current assets	33,535	85,923	11,156	(265)	130,349

PROPERTY AND EQUIPMENT, net	11,024	25	363	—	11,412
NOTES RECEIVABLE FROM AFFILIATES	18,645	—	—	(18,645)	—
INVESTMENT IN AFFILIATES	39,746	—	—	(39,746)	—
IDENTIFIABLE INTANGIBLES	—	—	5,623	—	5,623
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	710	—	135	—	845

Total assets	103,660	85,948	32,639	(58,656)	163,591

LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$5,034	$8,649	$—	$—	$13,683
Trade accounts payable	12,092	52,157	8,576	(265)	72,560
Accrued expenses	10,134	7,745	2,848	—	20,727

Total current liabilities	27,260	68,551	11,424	(265)	106,970

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	5,313	—	—	—	5,313
NOTES PAYABLE TO AFFILIATES	—	5,505	13,140	(18,645)	—
OTHER LIABILITIES	898	—	269	—	1,167

Total liabilities	33,471	74,056	24,833	(18,910)	113,450

COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY:

Common stock	47	—	19	(19)	47
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	92,292	—	28,059	(28,059)	92,292
Retained earnings (accumulated deficit)	(25,102)	7,429	(20,272)	(7,379)	(45,324)
Accumulated other comprehensive income	3,037	3,463	—	(3,289)	3,211
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	70,189	11,892	7,806	(39,746)	50,141

Total liabilities and shareholders’ equity	$103,660	$85,948	$32,639	$(58,656)	$163,591

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended March 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$58,810	$21,647	$—	$80,457
Service fee revenue	16,962	—	—	—	16,962
Service fee revenue — affiliate	2,026	—	—	(2,026)	—
Pass-thru revenue	7,096	—	—	(108)	6,988

Total revenues	26,084	58,810	21,647	(2,134)	104,407

COSTS OF REVENUES:
Cost of product revenue	—	54,940	19,834	(3)	74,771
Cost of service fee revenue	13,303	—	—	(639)	12,664
Cost of pass-thru revenue	7,096	—	—	(108)	6,988

Total costs of revenues	20,399	54,940	19,834	(750)	94,423

Gross profit	5,685	3,870	1,813	(1,384)	9,984

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,297	2,503	2,785	(1,384)	11,201
MERGER INTEGRATION EXPENSE	—	—	150	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	7,297	2,503	3,139	(1,384)	11,555

Income (loss) from operations	(1,612)	1,367	(1,326)	—	(1,571)
INTEREST EXPENSE (INCOME), NET	37	563	(16)	—	584

Income (loss) before income taxes	(1,649)	804	(1,310)	—	(2,155)
INCOME TAX PROVISION (BENEFIT)	(144)	350	—	—	206

NET INCOME (LOSS)	$(1,505)	$454	$(1,310)	$—	$(2,361)

NON-GAAP NET INCOME (LOSS)	$(1,296)	$454	$(1,106)	$—	$(1,948)

EBITDA	$133	$1,371	$(1,081)	$—	$423

ADJUSTED EBITDA	$342	$1,371	$(931)	$—	$782

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,505)	$454	$(1,310)	$—	$(2,361)
Income tax expense (benefit)	(144)	350	—	—	206
Interest expense (income)	37	563	(16)	—	584
Depreciation and amortization	1,745	4	245	—	1,994

EBITDA	$133	$1,371	$(1,081)	$—	$423
Stock-based compensation	209	—	—	—	209
Merger integration expense	—	—	150	—	150

ADJUSTED EBITDA	$342	$1,371	$(931)	$—	$782

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(1,505)	$454	$(1,310)	$—	$(2,361)
Stock-based compensation	209	—	—	—	209
Amortization of intangible assets	—	—	204	—	204

NON-GAAP NET INCOME (LOSS)	$(1,296)	$454	$(1,106)	$—	$(1,948)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,835	$1,757	$1,680	$—	$14,272
Restricted cash	50	1,464	507	—	2,021
Accounts receivable, net	21,366	25,126	2,585	(584)	48,493
Inventories, net	—	39,596	6,796	—	46,392
Other receivables	211	10,161	—	—	10,372
Prepaid expenses and other current assets	923	1,321	364	—	2,608

Total current assets	33,385	79,425	11,932	(584)	124,158

PROPERTY AND EQUIPMENT, net	11,549	21	348	—	11,918
NOTES RECEIVABLE FROM AFFILIATES	18,645	—	—	(18,645)	—
INVESTMENT IN AFFILIATES	38,609	—	—	(38,609)	—
IDENTIFIABLE INTANGIBLES	—	—	5,824	—	5,824
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	762	—	149	—	911

Total assets	102,950	79,446	33,615	(57,838)	158,173

LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$10,063	$12,175	$—	$—	$22,238
Trade accounts payable	5,615	43,265	8,679	(584)	56,975
Accrued expenses	11,604	7,416	3,418	—	22,438

Total current liabilities	27,282	62,856	12,097	(584)	101,651

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,378	—	—	—	6,378
NOTES PAYABLE TO AFFILIATES	—	6,005	12,640	(18,645)	—
OTHER LIABILITIES	998	—	304	—	1,302

Total liabilities	34,658	68,861	25,041	(19,229)	109,331

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	92,084	—	28,059	(28,059)	92,084
Retained earnings (accumulated deficit)	(26,288)	6,601	(19,504)	(6,547)	(45,738)
Accumulated other comprehensive income	2,534	2,984	—	(2,984)	2,534
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	68,292	10,585	8,574	(38,609)	48,842

Total liabilities and shareholders’ equity	$102,950	$79,446	$33,615	$(57,838)	$158,173

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	March 31,
	2008	2007
Total Customers (1)	1,775,636	1,668,882
Active Customers (2)	164,416	167,148
New Customers (3)	22,939	27,735
Number of Orders (4)	61,432	66,000
Average Order Value (5)	$450	$326
Advertising Expense (6)	$189,676	$302,915
Cost to Acquire a New Customer (7)	$7.10	$10.50

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $26,771 and $11,574 was not included in the 2008 and 2007 calculation, respectively as it is used for retention and not acquisition.

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